UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported):
July 24, 2017

United States Steel Corporation
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(Exact name of registrant as specified in its charter)

Delaware	1-16811	25-1897152
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(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Grant Street, Pittsburgh, PA	15219-2800
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(Address of principal executive offices)	(Zip Code)

(412) 433-1121
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(Registrant's telephone number,
including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
 Emerging growth company  [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  [ ]

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d) On July 24, 2017, the board of directors of United States Steel Corporation (the “Corporation”) elected Mr. Eugene B. Sperling to serve on its board of directors, effective July 24, 2017, until the next annual meeting of stockholders. The committees on which Mr. Sperling will serve have not yet been determined.

The Corporation has not entered into any transactions with Mr. Sperling identified in Item 404(a) of Regulation
S-K and he will not be employed by the Corporation. Mr. Sperling was not elected pursuant to an arrangement or understanding between him and any other person.

Mr. Sperling will be paid an annual retainer fee and will participate in the Deferred Compensation Program for Non-Employee Directors (the “Plan”) and the Non-Employee Director Stock Program (“Stock Program”). A more detailed description of any retainer fees, the Plan and the Stock Program can be found in the Corporation’s definitive proxy statement filed on Schedule 14A with the Securities and Exchange Commission on March 14, 2017.

Item 8.01. Other Events

On July 24, 2017, the Corporation issued a press release related to the election of Mr. Sperling to the board of directors. The full text of the press release is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

9.01(d) Exhibits:

Exhibit No. 99.1
Description: Press Release dated July 24, 2017

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION

By    /s/ Colleen M. Darragh
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Colleen M. Darragh
Vice President and Controller

Dated: July 24, 2017